Exhibit 99.1

Sabalo Energy, LLC and

Sabalo Operating, LLC

Reviewed Combined Financial Statements

June 30, 2021 and 2020

TRANBARGER FHK, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

TABLE OF CONTENTS

Independent Accountant’s Review Report	1

Combined Balance Sheets	2

Combined Statements of Operations	3

Combined Statements of Members’ Equity	4

Combined Statements of Cash Flows	5

Notes to the Combined Financial Statements	6

TRANBARGER FHK, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

9501 Console Drive, Suite 200, San Antonio, TX 78229	(210) 614-2284

Independent Accountant’s Review Report

To the Members

Sabalo Energy, LLC and Sabalo Operating, LLC

Corpus Christi, Texas

We have reviewed the accompanying combined financial statements of Sabalo Energy, LLC and Sabalo Operating, LLC (collectively the “Company”), which comprise the combined balance sheets as of June 30, 2021 and December 31, 2020, and the related combined statements of operations, members’ equity, and cash flows for the six months ended June 30, 2021 and 2020, and the related notes to the combined financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of Company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the combined financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the combined financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountant’s Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying combined financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

/s/ Tranbarger FHK, PLLC

San Antonio, Texas

October 18, 2021

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

COMBINED BALANCE SHEETS

June 30, 2021 and December 31, 2020

	June 30, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$36,510,365	$19,818,849
Time deposits	50,528	50,528
Accounts receivable	36,448,094	26,273,725
Other receivable	41,808	14,709
Prepaid expenses	92,746	180,710
Inventory	1,618,082	1,892,024
	74,761,623	48,230,545
Non-current assets
Oil and gas properties – successful efforts method, net	500,544,267	459,287,254
Property, plant, and equipment, net	1,271,668	1,297,062

Total Assets	$576,577,558	$508,814,861

LIABILITIES AND MEMBERS' EQUITY
Current liabilities
Accounts payable	$36,884,909	$12,140,217
Accrued expenses	3,944,975	1,780,744
Revenue payables	20,823,665	13,518,466
Prepayments from non-operators	935,554	210,460
Derivative liability, current	29,685,766	33,219
Short term borrowings	50,647	203,040
	92,325,516	27,886,146
Non-current liabilities
Long-term debt, less deferred loan costs	146,714,564	146,549,943
Derivative liability, non-current	755,714	2,134,538
Accounts payable - related party	31,751,506	26,106,929
Asset retirement obligation	7,215,077	7,039,313
Total liabilities	278,762,377	209,716,869

Members' equity
Total members' equity	297,815,181	299,097,992

Total Liabilities and Members' Equity	$576,577,558	$508,814,861

See notes to the combined financial statements.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

COMBINED STATEMENTS OF OPERATIONS

Six Months Ended June 30,	2021	2020
REVENUES
Oil revenue	$84,606,107	$56,214,515
Gas revenue	2,139,151	54,996
Natural gas liquids revenue	3,840,673	1,030,692
Total revenues, net	90,585,931	57,300,203

OPERATING EXPENSES
Production taxes	4,313,735	2,787,101
Lease operating expenses	19,619,266	19,500,032
Depreciation, depletion and amortization	20,963,494	29,049,903
Accretion of asset retirement obligation	170,005	164,105
Selling, general and administrative	3,148,588	3,177,804
Total operating expenses	48,215,088	54,678,945

OPERATING INCOME	42,370,843	2,621,258

OTHER INCOME (EXPENSE)
Provision for uncollectible receivables	(27,736)	-
Gain (loss) on derivative instruments, net	(40,820,247)	30,846,259
Interest expense	(3,463,113)	(4,150,652)
Interest income	157	10,579
Loss on sale of property and equipment	-	(3,904)
Other income	784,234	746,193
Total other income (expense)	(43,526,705)	27,448,475

INCOME (LOSS) BEFORE INCOME TAXES	(1,155,862)	30,069,733

STATE INCOME TAX EXPENSE	126,949	2,101

NET INCOME (LOSS)	$(1,282,811)	$30,067,632

See notes to the combined financial statements.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

COMBINED STATEMENTS OF MEMBERS' EQUITY

Six Months Ended June 30, 2021 and 2020

Total Members' Equity
Balance at January 1, 2021	$299,097,992

Loss from the period	(1,282,811)

Balance at June 30, 2021	$297,815,181

Balance at January 1, 2020	$304,107,040

Income from the period	30,067,632

Balance at June 30, 2020	$334,174,672

See notes to the combined financial statements.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

COMBINED STATEMENTS OF CASH FLOWS

Six Months Ended June 30,	2021	2020
OPERATING ACTIVITIES
Net income (loss)	$(1,282,811)	$30,067,632
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss on sale of property and equipment	-	3,904
Depreciation, depletion and amortization	20,963,494	29,049,903
Provision for uncollectible receivables	27,736	-
Amortization of loan costs	269,946	381,547
Accretion of asset retirement obligation	170,005	164,105
(Gain) loss on derivative instruments	40,820,247	(30,846,259)
Cash settled on derivative instruments	(12,546,524)	12,670,789
Changes in:
Receivables	(10,229,204)	26,647,560
Prepaid expenses	87,964	38,002
Inventory	273,942	707,440
Accounts payable and accrued expenses	35,469,929	(43,944,998)
Accounts payable - related party	5,644,577	4,224,129
Prepayment by non-operators	725,094	286,886
Net cash provided by operating activities	80,394,395	29,450,640

INVESTING ACTIVITIES
Capital expenditures on oil and gas properties	(63,440,418)	(32,433,123)
Proceeds from sale of property and equipment	-	2,000
Capital expenditures on property and equipment	(4,743)	(23,592)
Net cash used in investing activities	(63,445,161)	(32,454,715)

FINANCING ACTIVITIES
Payments on long-term debt	-	(9,000,000)
Payments on short-term borrowings	(152,393)	(164,953)
Loan costs paid	(105,325)	-
Net cash used in financing activities	(257,718)	(9,164,953)

Net increase (decrease) in cash and cash equivalents	16,691,516	(12,169,028)

Cash and cash equivalents at beginning of year	19,818,849	15,734,982

Cash and cash equivalents at the end of the year	$36,510,365	$3,565,954

See notes to the combined financial statements.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

June 30, 2021 and December 31, 2020

1.	NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Sabalo Energy, LLC and Sabalo Operating, LLC (collectively the “Company”) were formed to focus on leasing, acquiring, drilling, operating, and developing oil and gas properties in the United States. The Company primarily operates in Texas.

Basis of Preparation

These combined financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as codified by the Financial Accounting Standards Board (“FASB”) in its Accounting Standards Codification (“ASC”). The accounting policies set out below have been applied in preparing the combined financial statements.

Principles of Combination

Sabalo Operating, LLC (“Operating”) is the operator of record on all properties owned by Sabalo Energy LLC (“Energy”) under the Joint Operating Agreement (“JOA”) between all working interest owners of each property. As operator, Operating is responsible under the JOA to drill wells, maintain production, pay for costs to drill and operate wells, collect revenues and distribute revenues as approved by the owners, including Energy and other third parties. Additionally, Energy has executed a Management Agreement whereby Operating provides services to develop the properties, pay the costs, collect revenues and distribute to owners. Due to this relationship, the combined financial statements include the financial information of Sabalo Energy, LLC, Sabalo Operating, LLC and Sabalo Energy, Inc. Sabalo Energy, Inc. is the .01% general owner of Sabalo Energy, LLC. Energy and Operating are effectively 100% owned by Sabalo Holdings, LLC. All intercompany amounts have been eliminated upon combination.

Use of Estimates

The preparation of combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that these estimates and assumptions provide a reasonable basis for the fair presentation of the combined financial statements. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the estimate of the fair value of the derivative asset/liability.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

June 30, 2021 and December 31, 2020

1.	NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Additionally, significant estimates include volumes of oil and natural gas reserves used in calculating depreciation and depletion of oil and gas properties, future net revenues, abandonment obligations, impairment of unproved evaluated properties, the collectability of outstanding accounts receivable, and contingencies. Oil and natural gas reserve estimates, which are the basis for unit-of-production depreciation and depletion, have numerous inherent uncertainties. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgement. Subsequent drilling results, testing, and production may justify revision of such estimates. Accordingly, reserve estimates are often different from the quantities of oil and natural gas that are ultimately recovered. In addition, reserve estimates are sensitive to changes in wellhead prices of crude oil and natural gas. Such prices have been volatile in the past and can be expected to be volatile in the future. The Company’s reserve estimates were determined by an independent petroleum engineering firm.

The significant estimates are based on current assumptions that may be materially affected by changes to future economic conditions, such as the market prices received for sales of oil and natural gas. Changes in these assumptions may materially affect these significant estimates in the near term.

Oil and Gas Properties

The carrying value of the Company’s oil and gas properties represents the cost to acquire or develop the asset, including any asset retirement obligations and capitalized interest, net of accumulated depreciation, depletion and amortization (“DD&A”) and any impairment charges. For assets acquired, the cost of oil and gas properties are based on fair values at the acquisition date. Asset retirement obligations and interest costs incurred in connection with qualifying capital expenditures are capitalized and amortized over the lives of the related assets.

The Company uses the successful efforts method to account for its oil and gas properties. Under this method, the Company capitalizes costs of acquiring properties, costs of drilling successful exploration wells and development costs. The costs of exploratory wells are initially capitalized pending a determination of whether proved reserves have been found. If proved reserves have been found, the costs of exploratory wells remain capitalized. Otherwise, the Company charges the costs of the related wells to expense. In some cases, a determination of proved reserves cannot be made at the completion of drilling, requiring additional testing and evaluation of the wells. The Company generally expenses the costs of such exploratory wells if a determination of proved reserves has not been made within a 12-month period after drilling is complete.

The Company determines depreciation and depletion of oil and gas properties by the unit-of-production method. It amortizes acquisition costs over total proved reserves, and capitalized development and successful exploration costs over proved developed reserves.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

June 30, 2021 and December 31, 2020

1.	NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Proved oil and gas reserves are those quantities of oil and gas which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible – from a given date forward, for known reservoirs, and under existing economic conditions, operating methods, and government regulations – prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The Company has proved oil and gas reserves for which the determination of economic productivity is subject to the completion of major additional capital expenditure as of June 30, 2021 which totaled $787 million.

The Company performs impairment tests with respect to its proved properties whenever events or circumstances indicate that the carrying value of property may not be recoverable. If there is an indication the carrying amount of the asset may not be recovered due to declines in current and forward prices, significant changes in reserve estimates, changes in management’s plans, or other significant events, management will evaluate the property for impairment. Under the successful efforts method, if the sum of the undiscounted cash flows is less than the carrying value of the proved property, the carrying value is reduced to estimated fair value and reported as an impairment charge in the period. Individually proved properties are grouped for impairment purposes at the lowest level for which there are identifiable cash flows, which is generally on a field by field basis. The impairment test incorporates a number of assumptions involving expectations of future cash flows which can change significantly over time. These assumptions include estimates of future product prices, contractual prices, estimates of risk-adjusted proved oil and gas reserves and estimates of future operating and development costs.

A portion of the carrying value of the Company’s oil and gas properties is attributable to unproved properties. The unproved amounts are not subject to DD&A until they are classified as proved properties. Capitalized costs attributable to the properties become subject to DD&A when proved reserves are assigned to the property.

If the exploration efforts are unsuccessful, or management decides not to pursue development of these properties as a result of lower commodity prices, higher development and operating costs, contractual conditions or other factors, the capitalized costs of the related properties would be expensed. The timing of any write-downs of these unproved properties, if warranted, depends upon management’s plans, the nature, timing and extent of future exploration and development activities and their results. The Company recorded no impairments during the six months ended June 30, 2021 and 2020.

Property, Plant and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. Improvements or betterments of a permanent nature are capitalized. Expenditures for maintenance and repairs are charged to expense when incurred. The cost of assets retired or otherwise disposed of, and the related accumulated depreciation, are eliminated from the accounts in the year of disposal. Gains or losses resulting from property disposals are credited or charged to current operations.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

June 30, 2021 and December 31, 2020

1.	NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years. Such rates are calculated to reduce the cost of assets to their estimated residual values over their expected useful lives. The expected useful lives of property, plant and equipment are reviewed annually.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits held with banks and other short-term highly liquid investments with original maturities of six months or less.

Time Deposits

Time deposits are certificates of deposit held for collateral for a letter of credit amounting to $50,528 as of June 30, 2021 and December 31, 2020. No balance is outstanding on the letter of credit as of June 30, 2021 and December 31, 2020.

Prepaid Expenses

Prepaid expenses represent payments for insurance, software, and deposits on well studies that will benefit future periods. Prepaid expenses totaled $92,746 and $180,710 as of June 30, 2021 and December 31, 2020, respectively.

Accounts Receivable

Accounts receivable are stated net of a provision for amounts estimated to be uncollectible. Accounts receivable primarily consist of accrued revenues from oil and gas sales and amounts due from other working interest owners. The Company routinely assesses the recoverability of all material receivables to determine their collectability. The Company creates a provision against a receivable when, based on the judgment of management, it is likely that a receivable will not be collected and the amount of such provision may be reasonably estimated. No allowance for doubtful accounts was considered necessary as of June 30, 2021 and December 31, 2020.

Inventory

Inventories are carried at the lower of cost or market and consisted of the following at:

	June 30,	December 31,
	2021	2020
Crude oil held-for-sale	$459,923	$445,142
Materials used in oil and gas operations	865,424	1,154,147
Water used in oil and gas operations	292,735	292,735

	$1,618,082	$1,892,024

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

June 30, 2021 and December 31, 2020

1.	NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Derivative Financial Instruments

The Company uses derivative contracts to hedge the effects of fluctuations in the prices of oil and natural gas. Such derivative instruments are accounted for in accordance with ASC 815, “Derivatives and Hedging,” which establishes accounting and disclosure requirements for derivative instruments and requires them to be measured at fair value and recorded as assets or liabilities in the combined balance sheets.

Under ASC 815, hedge accounting is used to defer recognition of unrealized changes in the fair value of such financial instruments, for those contracts which qualify as cash flow hedges, as defined in the standard. The Company has not designated any of its derivative contracts as fair value or cash flow hedges. Accordingly, the changes in fair value of the contracts, as well as settlements received or paid, are included in the combined statement of operations.

Accounts Payable and Accruals

Liabilities are recognized for amounts to be paid in the future for goods and services received, whether billed by the supplier or not.

Asset Retirement Obligations

The initial estimated asset retirement obligation related to property, plant and equipment is recorded as a liability at its fair value, with an offsetting asset retirement cost recorded as an increase to the associated property, plant and equipment. If the fair value of the recorded asset retirement obligation changes, a revision is recorded to both the asset retirement obligation and the asset retirement cost.

Revisions in estimated liabilities can result from changes in estimated inflation rates, changes in service and equipment costs and changes in the estimated timing of an asset’s retirement. Asset retirement costs are depreciated using a systematic and rational method similar to that used for the associated property and equipment. Accretion of the liability is recognized over the estimated productive life of the related assets.

Revenue Recognition

Under Accounting Standards Codification Topic 606, “Revenue from Contracts with Customers,” (“ASC 606”), oil, natural gas and NGL sales revenues are recognized when control of the product is transferred to the customer, the performance obligations under the terms of the contracts with customers are satisfied and collectability is reasonably assured. All of the Company’s oil, natural gas and NGL sales are made under contracts with customers. The performance obligations for the Company’s contracts with customers are satisfied at a point in time through the delivery of oil and natural gas to its customers.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

June 30, 2021 and December 31, 2020

1.	NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company typically receives payment for oil, natural gas and NGL sales within 30 days of the month of delivery. The Company’s contracts for oil, natural gas and NGL sales are standard industry contracts that include variable consideration based on the monthly index price and adjustments that may include counterparty-specific provisions related to volumes, price differentials, discounts and other adjustments and deductions.

The Company’s product types are as follows:

Oil Revenue – Under the Company’s oil sales contracts, the Company generally sells oil to the purchaser at or near the wellhead, and collects a contractually agreed upon index price, net of pricing and gathering and transportation differentials. The Company transfers control of the product to the purchaser at or near the wellhead and recognizes revenue based on the net price received.

Natural Gas and NGL Revenue – Under the Company’s natural gas sales contracts, the Company delivers and transfers control of natural gas to the purchaser at delivery points at or near the wellhead. The purchaser gathers and processes the natural gas and sells the resulting residue gas and NGLs. The Company receives its contractual portion of the proceeds for the sale of the residue gas and NGLs at an agreed upon index price, net of pricing differentials and applicable selling expenses including gathering, processing and fractionation costs. The Company recognizes revenue at the net price when control transfers to the purchaser.

The Company does not disclose the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which the variable consideration is allocated entirely to a wholly unsatisfied performance obligation, as allowed under ASC 606. Under the Company’s oil, natural gas and NGL sales contracts, each unit of product delivered to the customer represents a separate performance obligation; therefore, future volumes are wholly unsatisfied and disclosure of the transaction price allocated to remaining performance obligations is not required.

Contract Balances – Under the Company’s product sales contracts, it has the right to invoice its customers once the performance obligations have been satisfied, at which point payment is unconditional. Accordingly, the Company’s product sales contracts do not give rise to contract assets or liabilities under ASC 606.

Prior-period Performance Obligations – The Company records revenue in the month production is delivered to the purchaser. However, settlement statements for certain natural gas and natural gas liquids sales may not be received for 30 to 90 days after the date production is delivered, and as a result, the Company is required to estimate the amount of production delivered to the purchaser and the price that will be received for the sale of the product. The Company records the differences between its estimates and the actual amounts received for product sales in the month that payment is received from the purchaser. The Company has existing internal controls for its revenue estimation process and related accruals, and any identified differences between its revenue estimates and actual revenue received historically have not been significant.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

June 30, 2021 and December 31, 2020

1.	NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company is not a taxpaying entity for federal income tax purposes; accordingly, a provision for income taxes has not been recorded in the accompanying financial statements. Income or losses from disregarded entities are reflected in the member’s individual or corporate income tax returns. The Company does pay franchise taxes, which are considered income taxes under the authoritative guidance. The Company’s current year and prior three years tax returns remain open for examination by the taxing authorities.

The Company has adopted the provisions of FASB Accounting Standards Codification 740, “Income Taxes” (“ASC 740”), effective January 1, 2009. ASC 740 provides guidance regarding the recognition, measurement, presentation and disclosure in the financial statements of tax positions taken or expected to be taken on a tax return, including the decision whether to file or not to file in a particular jurisdiction.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk include cash, cash equivalents, short term loans and accounts receivable. The Company maintains its cash in bank deposit accounts; which, at times, may exceed the federally insured limits set forth by the Federal Deposit Insurance Corporation (“FDIC”). The Company monitors the financial condition of the institutions whereby these deposits are maintained and has not experienced any losses associated with its accounts. As of June 30, 2021, the Company has uninsured deposits totalling $40,811,455.

The Company’s financial condition, results of operations, and capital resources are highly dependent upon the prevailing market prices of, and demand for, oil and natural gas. These commodity prices are subject to wide fluctuations and market uncertainties due to a variety of factors that are beyond its control. These factors include the level of global demand for petroleum products, foreign supply of oil and gas, the establishment of and compliance with production quotas by oil-exporting countries, weather conditions, the price and availability of alternative fuels, and overall economic conditions, both foreign and domestic.

The Company cannot predict future oil and gas prices with any degree of certainty. Sustained weakness in oil and gas prices may adversely affect its financial condition and results of operations, and may also reduce the amount of net oil and gas reserves that the Company can produce economically. Similarly, any improvement in oil and gas prices can have a favorable impact on the Company’s financial condition, results of operations and capital resources.

The Company’s customer concentration may impact the Company’s overall credit risk, either positively or negatively, in that these entities may be similarly affected by changes in economic or other conditions affecting the oil and gas industry.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

June 30, 2021 and December 31, 2020

1.	NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company manages credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

In the exploration, development and production business, production is normally sold to relatively few customers. Substantially all of the Company’s customers are concentrated in the oil and gas industry and revenue can be materially affected by current economic conditions, the price of certain commodities such as crude oil and natural gas and the availability of alternate purchasers. The Company believes that the loss of any of its major purchasers would not have a long-term material adverse effect on its operations.

Compensated Absences

Compensated absences for sick pay and personal time have not been accrued since they cannot be reasonably estimated. The Company’s policy is to recognize these costs when actually paid.

Advertising

The Company expenses all advertising costs as incurred, and such expenses were not significant for the six months ended June 30, 2021 and 2020.

Contingent Revenue from Sale

The Company is entitled to contingent consideration in relation to the sale detailed at Note 14 if certain conditions are met over a three year period. The Company will recognize the amount earned into gain income upon the condition being met. No revenue will be recognized if the condition is not met.

Deferred Financing Costs

Deferred financing costs are stated at cost, net of amortization, and as a direct reduction from the carrying value of long-term debt on the combined balance sheets. Amortization of deferred financing costs is computed using the straight line method over the life of the loan. Amortization of deferred financing costs of $269,946 and $381,547 was recorded for the six months ended June 30, 2021 and 2020, respectively.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

June 30, 2021 and December 31, 2020

1.	NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Values

As defined in FASB ASC Topic No. 820-10,“Fair Value Measurements,” fair value is the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC Topic No. 820-10 requires disclosure that establishes a framework for measuring fair value and expands disclosure about fair value measurements. The statement requires fair value measurements be classified and disclosed in one of the following categories:

Level 1 – Inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access.

Level 2 – Inputs utilize other-than-quoted prices that are observable, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 – Inputs are unobservable and are typically based on our own assumptions, including situations where there is little, if any, market activity.

The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, accounts receivable, borrowings, accounts payable and accrued expenses, approximate their fair values because of the short maturity of these instruments and market rates of interest available to the Company. The valuation assumptions the Company has used to measure the fair value of its commodity derivatives were observable inputs based on market data obtained from independent sources and are considered Level 2 inputs (quoted prices for similar assets, liabilities and market-corroborated inputs).

Assets and liabilities measured at fair value on a recurring basis

Certain assets and liabilities are reported at fair value on a recurring basis in the combined balance sheets. The following methods and assumptions were used to estimate fair value:

Commodity derivative instruments. The fair value of commodity derivative instruments is derived using an income approach valuation model that utilizes market-corroborated inputs that are observable over the term of the derivative contract. The Company’s fair value calculations also incorporate an estimate of the counterparties’ default risk for derivative assets and an estimate of the Company’s default risk for derivative liabilities.

The Company believes that the majority of the inputs used to calculate the commodity derivative instruments fall within Level 2 of the fair value hierarchy based on the wide availability of quoted market prices for similar commodity derivative contracts. See Note 6 for additional information regarding the Company’s derivative instruments.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC NOTES TO THE COMBINED FINANCIAL STATEMENTS June 30, 2021 and December 31, 2020

1.	NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

The following table presents the Company’s assets and (liabilities) measured at fair value on a recurring basis:

	Level 1	Level 2	Level 3	Total Fair
	Inputs	Inputs	Inputs	Value
June 30, 2021
Derivative instruments, net	$-	$(30,441,480)	$-	$(30,441,480)

December 31, 2020
Derivative instruments, net	$-	$(2,167,757)	$-	$(2,167,757)

Statement of Cash Flows

Supplemental information on cash flows for the six months ended June 30 were as follows:

	2021	2020
Property additions financed (paid) through accounts payable and through accruals	$1,255,807	$1,032,695
Interest paid	$3,193,167	$3,769,105
Asset retirement obligation net additions	$5,759	$-
Interest received	$157	$10,579

2.	OIL AND GAS PROPERTIES AND PROPERTY, PLANT AND EQUIPMENT

Gross balances of oil and gas properties and property, plant and equipment were as follows:

	Unproved	Proved	Total Oil and Gas	Property, Plant and
	Properties	Properties	Properties	Equipment
Gross balance at June 30, 2021	$9,308,116	$700,847,707	$710,155,823	$1,638,012

Gross balance at December 31, 2020	$9,561,436	$638,404,017	$647,965,453	$1,633,269

For the six months ended June 30, 2021 and 2020, $61,674,825 and $31,000,085, respectively was added to the proved properties via capital expenditure. For the six months ended June 30, 2021 and 2020, $515,545 and $233,566, respectively was added to the unevaluated properties via capital expenditure. For the six months ended June 30, 2021 and 2020, $768,865 and $4,224,362, respectively was transferred from unevaluated properties to proved properties.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC NOTES TO THE COMBINED FINANCIAL STATEMENTS June 30, 2021 and December 31, 2020

2.	OIL AND GAS PROPERTIES AND PROPERTY, PLANT AND EQUIPMENT (continued)

Changes in accumulated depreciation and depletion for the period ended June 30, 2021 were:

	Unproved	Proved	Total Oil and Gas	Property, Plant and
	Properties	Properties	Properties	Equipment
Balance at December 31, 2020	$424,675	$188,253,524	$188,678,199	$336,207
Depreciation, depletion and
amortization	-	20,933,357	20,933,357	30,137

Balance at June 30, 2021	424,675	209,186,881	209,611,556	366,344

Net Assets at June 30, 2021	$8,883,441	$491,660,826	$500,544,267	$1,271,668

Changes in accumulated depreciation and depletion for the year ended December 31, 2020 were:

			Total Oil	Property,
	Unproved	Proved	and Gas	Plant and
	Properties	Properties	Properties	Equipment
Balance at January 1, 2020	$3,870,070	$104,279,959	$108,150,029	$275,882
Impairment	424,675	-	424,675	-
Transfer to proved	(3,870,070)	3,870,070	-	-
Depreciation, depletion and
amortization	-	80,103,495	80,103,495	60,325

Balance at December 31, 2020	424,675	188,253,524	188,678,199	336,207

Net Assets at December 31, 2020	$9,136,761	$450,150,493	$459,287,254	$1,297,062

For the six months ended June 30, 2021 and 2020, $20,933,357 and $29,019,740, respectively of depletion expense was incurred. For the six months ended June 30, 2021 and 2020, $30,137 and $30,163, respectively of depreciation expense was incurred.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC NOTES TO THE COMBINED FINANCIAL STATEMENTS June 30, 2021 and December 31, 2020

3.	ASSET RETIREMENT OBLIGATIONS

The change in asset retirement obligations for the six months ended June 30, was as follows:

	2021	2020
January 1,	$7,039,313	$6,632,125
Additions	5,759	-
Accretion	170,005	164,105
Deletions	-	-
At June 30,	$7,215,077	$6,796,230

4.	ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following as of:

	June 30, 2021	December 31, 2020
Revenue receivable	$28,864,250	$18,392,374
Joint interest receivables	5,440,694	5,968,571
Accrued revenue	2,143,150	1,912,780
Total accounts receivable	$36,448,094	$26,273,725

5.	GENERAL AND ADMINISTRATIVE

General and administrative expenses consisted of the following for the six months ended June 30:

	2021	2020
Staff costs	$1,996,240	$1,822,531
Professional fees	591,154	589,016
Insurance	806	3,792
Communications	16,485	12,276
Occupancy	272,134	193,354
Travel and entertainment	34,425	40,124
Other	237,344	516,711
Total general and administrative	$3,148,588	$3,177,804

SABALO ENERGY, LLC AND SABALO OPERATING, LLC NOTES TO THE COMBINED FINANCIAL STATEMENTS June 30, 2021 and December 31, 2020

6.	DERIVATIVE FINANCIAL INSTRUMENTS

Objectives and Strategies for Using Derivative Instruments

The Company is exposed to fluctuations in oil and natural gas prices received for its production. Consequently, the Company believes it is prudent to manage the variability in cash flows on a portion of its oil and natural gas production. The Company utilizes a mix of collars, swaps, put and call options and similar derivative financial instruments to manage fluctuations in cash flows resulting from changes in commodity prices. The Company does not use these instruments for speculative or trading purposes.

Counterparty Risk and Offsetting

The use of derivative instruments exposes the Company to the risk that a counterparty will be unable to meet its commitments. While the Company monitors counterparty creditworthiness on an ongoing basis, it cannot predict sudden changes in counterparties’ creditworthiness. In addition, even if such changes are not sudden, the Company may be limited in its ability to mitigate an increase in counterparty credit risk.

Should one of these counterparties not perform, the Company may not realize the benefit of some of its derivative instruments under lower commodity prices while continuing to be obligated under higher commodity price contracts subject to any right of offset under the agreements. Counterparty credit risk is considered when determining the fair value of a derivative instrument; see Note 1 for additional information regarding fair value.

The Company executes commodity derivative contracts under master agreements with netting provisions that provide for offsetting assets against liabilities. In general, if a party to a derivative transaction incurs an event of default, as defined in the applicable agreement, the other party will have the right to demand the posting of collateral, demand a cash payment transfer or terminate the arrangement.

Financial Statement Presentation and Settlements

Settlements of the Company’s derivative instruments are based on the difference between the contract price or prices specified in the derivative instrument and a benchmark price, such as the NYMEX price. To determine the fair value of the Company’s derivative instruments, the Company utilizes present value methods that include assumptions about commodity prices based on those observed in underlying markets. See Note 1 for additional information regarding fair value.

Derivatives Not Designated as Hedging Instruments

The Company records its derivative contracts at fair value in the combined balance sheets and records changes in fair value as a gain or loss on derivative contracts in the combined statements of operations. Cash settlements are also recorded as a gain or loss on derivative contracts in the combined statements of operations.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC NOTES TO THE COMBINED FINANCIAL STATEMENTS June 30, 2021 and December 31, 2020

6.	DERIVATIVE FINANCIAL INSTRUMENTS (continued)

The Company entered into swaps, basis swaps and collar contracts to reduce its exposure to price risk in the spot market for oil and natural gas. A collar is a combination of two options: a sold call and a purchased put. The sold call establishes the maximum price that the Company will receive for the contracted commodity volumes. The purchased put establishes the minimum price that the Company will receive for the contracted volumes. The contracts settle monthly and are scheduled to coincide with production equivalent to barrels (Bbl) per month. Cash settlement occurs monthly. No derivative contracts have been entered into for trading purpose. None of the Company’s derivative contracts have been designated as fair value or cash flow hedges; accordingly mark-to-market accounting is used to recognize changes in the fair value of derivative contracts in the combined statements of operations at each reporting date.

At June 30, 2021, the Company had the following open derivative assets (liabilities):

	Fair Value	Strike	Volume	Expire
Current Liability Fair Value
Natural Gas Collar:	$(88,636)		261,169 mmbtu	Mar 2022
Ceiling sold price (call)		$3.34
Floor purchase price (put)		2.90
Crude Oil Collar:	$(5,281,426)		207,439 bbls	Dec 2021
Ceiling sold price (call)		$45.20
Floor purchase price (put)		40.00
Crude Oil Collar:	(3,266,112)		143,889 bbls	June 2022
Ceiling sold price (call)		45.50
Floor purchase price (put)		40.00
Crude Oil Swap	(1,376,227)	42.27	47,412 bbls	Sept 2021
Crude Oil Swap	(7,944,172)	43.60	299,549 bbls	Mar 2022
Crude Oil Swap	(9,919,596)	49.50	498,371 bbls	June 2022
Crude Oil Swap	(977,655)	41.23	36,798 bbls	June 2022
Crude Oil Basis Swap	(99,368)	0.18	299,549 bbls	Mar 2022
Crude Oil Basis Swap	(61,079)	0.05	164,059 bbls	Dec 2021
Natural Gas Swap	(214,406)	2.58	239,222 mmbtu	Oct 2021
Natural Gas Basis Swap	(5,924)	(0.28)	153,490 mmbtu	Mar 2022
Natural Gas Basis Swap	(451,165)	(1.16)	506,000 mmbtu	Dec 2021

Total Current Liability Fair Value	$(29,685,766)

Net Current Derivative Fair Value	$(29,685,766)

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

June 30, 2021 and December 31, 2020

6.	DERIVATIVE FINANCIAL INSTRUMENTS (continued)

	Fair Value	Strike	Volume	Expire
Non-Current Liability Fair Value
Crude Oil Collar:	$(368,565)		20,538 bbls	Sept 2022
Ceiling sold price (call)		47.50
Floor purchase price (put)		40.00
Crude Oil Collar:	(278,960)		19,441 bbls	Dec 2022
Ceiling sold price (call)		50.20
Floor purchase price (put)		45.00
Crude Oil Basis Swap	(108,189)	0.40	809,829 bbls	Dec 2022

Total Non-Current Liability Fair Value	$(755,714)

Net Non-Current Derivative Fair Value	$(755,714)

The fair values of these financial instruments at June 30, 2021 were a loss of $30,441,480 and were included in derivative liabilities on the combined balance sheets.

7.	SHORT TERM BORROWINGS

In October 2020, the Company entered into a note payable for $298,754 with a premium finance company to finance its annual insurance premiums. The note matures in August 2021 and is non-interest bearing. The balance as of June 30, 2021 was $50,647. Imputing interest expense on the short-term borrowings is immaterial for the year ended June 30, 2021.

In October 2019, the Company entered into a note payable for $351,732 with a premium finance company to finance its annual insurance premiums. The note matured in August 2020 and was non-interest bearing. The balance as of December 31, 2020 was $203,040. Imputing interest expense on the short-term borrowings is immaterial for the year ended December 31, 2020.

8.	LONG-TERM DEBT

The Company’s long-term debt consisted of the following as of:

	June 30, 2021	December 31, 2020
Line of credit	$147,000,000	$147,000,000
Unamortized deferred financing costs	(285,436)	(450,057)

Total carrying value of long-term debt	$146,714,564	$146,549,943

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

June 30, 2021 and December 31, 2020

8.	LONG-TERM DEBT (continued)

The Company entered into a reserve based lending facility with certain financial institutions with aggregate commitments from the lenders totalling $150 million; collateralized by oil and gas properties located in the Howard County, Texas area. The interest rate is variable at LIBOR plus the applicable margin in effect, 4.25% at June 30, 2021. Interest is due monthly and principal is due at maturity, February 2022. The Company is subject to certain restrictive covenants, of which these include a current ratio and funded debt ratio. As of June 30, 2021, the Company is in compliance with all such covenants.

9.	RELATED PARTY TRANSACTIONS

Accounts Payable

Sabalo Operating, LLC provides operation services which include recordkeeping, management and accounting services for MB Minerals, LP, a related party due to common control. MB Minerals does not have a bank account so all funds earned are held by Sabalo Operating, LLC. The amounts due to MB Minerals, LP as of June 30, 2021 and December 31, 2020 were $31,751,506 and $26,106,929, respectively.

10.	MEMBERS’ EQUITY

Sabalo Energy, LLC (“Energy”) and Sabalo Operating, LLC (“Operating”) are effectively owned 100% by Sabalo Holdings, LLC (“Holdings”). Holdings has provided $40 million and $255 million in funding to Operating and Energy, respectively. No contributions or distributions were received by or made to Holdings for the six months ended June 30, 2021 and 2020.

11.	COMMITMENTS AND CONTINGENCIES

Litigation – From time-to-time, the Company is subject to various legal proceedings arising in the ordinary course of business, including proceedings for which the Company may not have insurance coverage. While many of these matters involve inherent uncertainty, as of the report date, the Company does not currently have any claims or proceedings.

Drilling Rig Contract – The Company enters into drilling rig contracts to ensure availability of desired rigs to facilitate drilling plans. The Company has a short term operating lease for five wells which contains an early termination clause that requires the Company to potentially pay penalties to the third party should the Company cease drilling efforts. These penalties would negatively impact the Company’s financial statements upon early contract termination. The contract runs for approximately six months and can be extended if desired.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

June 30, 2021 and December 31, 2020

11.	COMMITMENTS AND CONTINGENCIES (continued)

Firm Sale and Transportation Commitments – The Company has committed to deliver, for sale or transportation, volumes of product under certain contractual arrangements that specify the delivery of substantially 100% of the production under a seven year acreage dedication effective October 5, 2017.

Federal and State Regulations – Oil and natural gas exploration, production and related operations are subject to extensive federal and state laws, rules and regulations. Failure to comply with these laws, rules and regulations can result in substantial penalties. The regulatory burden on the oil and natural gas industry increases the cost of doing business and affects profitability. The Company believes that it is in compliance with currently applicable federal and state regulations related to oil and natural gas exploration and production, and that compliance with the current regulations will not have a material adverse impact on the financial position or results of operations of the Company. These rules and regulations are frequently amended or reinterpreted; therefore, the Company is unable to predict the future cost or impact of complying with these regulations.

Environmental – The Company is subject to extensive federal, state and local environmental laws and regulations. These laws, among other things, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed in the period incurred. Liabilities for expenditures of a non-capital nature are recorded when environmental assessment or remediation is probable and the costs can be reasonably estimated. Such liabilities are generally undiscounted unless the timing of cash payments is fixed and readily determinable. Management believes no materially significant liabilities of this nature existed as of June 30, 2021.

As of June 30, 2021, the Company had no accrued commitments.

12.	OPERATING LEASES

The Company had one lease related to its office space in Corpus Christi, Texas, which expires in 2022. During the six months ended June 30, 2021 and 2020, the Company incurred $175,379 and $179,025, respectively of rent expense related to this lease.

Minimum future lease payments on non-cancellable operating leases are as follows:

Year ending June 30,
2022	$172,084
2023	$43,021

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

June 30, 2021 and December 31, 2020

13.	EMPLOYEE BENEFIT PLAN

The Company provides post-retirement benefits to employees in the form of a 401(k) retirement plan. As of June 30, 2021, the Company offered a matching contribution equal to 100% of salary deferrals that do not exceed 3% of a participant’s compensation plus 50% of salary deferrals between 3% and 5%. The Company’s contributions to the plan for the six months ended June 30, 2021 and 2020 were $44,523 and $45,039, respectively.

14.	SALE OF OIL AND GAS PROPERTY

In August 2019, the Company sold a large portion of their salt water disposal facilities located in Howard County, Texas. Costs associated with the properties sold were $29,549,047. The proceeds from the sale of these properties was $51,829,446. The sale resulted in a gain of $22,280,399. The Company now purchases their salt water disposal services from the new buyer. No revenue was generated by the salt water disposal facilities in the six months ended June 30, 2021 or 2020.

As part of the sales contract, the Company will receive contingency payments if they are able to gather specific amounts of water as follows for the twelve months ending June 30:

2022      Cumulative water gathered is greater than 65 million barrels      $      3,500,000

15.	DRILLING DEVELOPMENT AGREEMENT

On November 21, 2017, the Company entered into a Farmout and Development Agreement with Shad Permian, LLC (“Shad”). Based on the agreement, Shad agreed to fund 75% of the required capital expenditures the Company incurred on the participating wells in exchange for 55% of the net revenue for a specific period of time. Shad’s total commitment was approximately $228.8 million from inception to June 30, 2021. Shad participates in 27 wells operated by the Company and 29 wells operated by others owned by the Company in Howard County, Texas. All wells are developed and producing as of December 31, 2018. The Company maintains a drill company statement for Shad’s share of capital expenditures and net revenue on the participating wells.

The amount owed to the Company from Shad included in accounts receivable totaled $756,464 and $2,362,860 as of June 30, 2021 and December 31, 2020, respectively. The amount owed by the Company to Shad included in revenues payable totaled $2,835,579 and $2,545,478 as of June 30, 2021 and December 31, 2020, respectively.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

June 30, 2021 and December 31, 2020

16.	COVID-19 RISKS AND UNCERTAINTIES

On January 31, 2020, the Secretary of Health and Human Services declared a public health emergency in response to the spread of coronavirus disease 2019 (“COVID-19”). The COVID-19 pandemic and subsequent global recession are having significant effects on global markets, supply chains, businesses, and communities. Going forward, there may be additional negative impacts, including but not limited to losses of revenue, costs for emergency preparedness, or potential shortage of personnel. Management believes the Company is taking appropriate actions to mitigate the negative impacts of the COVID-19 pandemic. However, the full impact of COVID-19 is unknown.

17.	SUBSEQUENT EVENTS

Effective July 1, 2021, Laredo Petroleum, Inc. purchased all oil and gas properties owned by Sabalo Energy, LLC and Sabalo Operating, LLC located in Howard County for a profit.

The Company has performed a review of subsequent events through October 18, 2021, which is the date the combined financial statements were available for issuance, and concludes there were no other events or transactions occurring during this period that required recognition or disclosure in the financial statements except above. Any events occurring after this date have not been factored into the combined financial statements being presented.

18.	RECENTLY ISSUED AUTHORITATIVE GUIDANCE

ASU 2016-02, “Leases (Topic 842).” In February 2016, the FASB amended existing guidance that requires lessees recognize the following for all leases (with the exception of short term leases) at the commencement date (1) A lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) A right-of-use asset, which is an asset that represents the lessee’s right to use or control the use of a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. Certain targeted improvements were made to align, where necessary: lessor accounting with the lessee accounting model and Topic 606, Revenue from Contracts with Customers. The amendments will be effective for financial statements issued for fiscal years beginning after December 15, 2021. The Company is currently evaluating the impact this change will have on the Company’s combined financial statements. Management believes it will have little impact on operating results but will create additional assets and debt obligations, primarily related to leased premises and equipment treated as operating leases under current GAAP.

SABALO ENERGY, LLC AND SABALO OPERATING, LLC

NOTES TO THE COMBINED FINANCIAL STATEMENTS

June 30, 2021 and December 31, 2020

18.	RECENTLY ISSUED AUTHORITATIVE GUIDANCE (continued)

ASU 2017-12, “Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities”. In August 2017, the FASB provided guidance to improve the financial reporting of hedging relationships to better portray the economic results of an entity’s risk management activities in its financial statements. The amendments also simplify the application of the hedge accounting guidance. The amendments in this Update better align an entity’s risk management activities and financial reporting for hedging relationships through changes to both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results. The amendments expand and refine hedge accounting for both nonfinancial and financial risk components and align the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements. The amendments will be effective for annual periods beginning after December 15, 2020 and are not expected to have a significant impact on the Company’s combined financial statements.